Registration No. 333-15353

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MILLENNIUM PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	04-3177038
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

40 Landsdowne Street

Cambridge, Massachusetts 02139

(617) 679-7000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive
Offices)

1996 EQUITY INCENTIVE PLAN
(Full title of the plan)

Joel S. Goldberg, Esq.
Vice President and Secretary
Millennium Pharmaceuticals, Inc.
40 Landsdowne Street
Cambridge, Massachusetts 02139

 (Name and address of agent for service)

(617) 679-7000
(Telephone number, including area code, of agent for service)

Copy to:
Matthew J. Gardella, Esq.
Edwards Angell Palmer & Dodge LLP
111 Huntington Avenue
Boston, Massachusetts 02199
Tel: (617) 239-0100 Fax: (617) 227-4420

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

DEREGISTRATION OF UNSOLD SECURITIES

Millennium Pharmaceuticals, Inc. (“Registrant”) is filing this Post-Effective Amendment No. 1 to the registration statement on Form S-8, Registration No. 333-15353, filed on November 1, 1996 (the “Registration Statement”), to deregister unsold securities of the Registrant offered under the 1996 Equity Incentive Plan (the “Plan”).

On May 14, 2008, pursuant to an Agreement and Plan of Merger dated as of April 10, 2008, by and among Registrant, Takeda America Holdings, Inc., a New York corporation (“Parent”), and Mahogany Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), Merger Sub merged with and into Registrant (the “Merger”), with Registrant being the surviving entity and becoming a direct, wholly owned subsidiary of Parent. As a result of the Merger, Registrant terminated the Plan. On May 14, 2008, Registrant filed a certification and notice of termination on Form 15 with respect to Registrant’s shares of common stock, par value $0.001 per share.

Pursuant to the undertaking made by Registrant in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering, Registrant is filing this Post-Effective Amendment No. 1 to the Registration Statement to deregister all of the securities which remain unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on June 6, 2008.

MILLENNIUM PHARMACEUTICALS, INC.

By:	/s/ Joel S. Goldberg, Esq.
Name: Joel S. Goldberg, Esq.
Title: Vice President and
Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on June 6, 2008.

Signature	Title

*	Director, President and Chief Executive Officer
Deborah Dunsire	(Principal Executive Officer)

*	Senior Vice President and Chief Financial Officer
Marsha H. Fanucci	(Principal Financial and Accounting Officer)

*	Director
Kiyoshi Kitazawa

*	Director
Masumitsu Inoue

The undersigned, by signing his name hereto, does hereby sign and execute this Post-Effective Amendment No. 1 to the Registration Statement on behalf of the above-named officers and directors of Millennium Pharmaceuticals, Inc. on this 6th day of June, 2008, pursuant to the powers of attorney executed by such officers and directors, which powers of attorney are filed with the Securities and Exchange Commission as an exhibit to this Post-Effective Amendment No. 1 to the Registration Statement.

*By:	/s/ Joel S. Goldberg, Esq.
Joel S. Goldberg, Esq.
Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit
24.1	Powers of Attorney